Exhibit 10.1

First LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 26, 2021, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and (b) (i) LIQUIDIA CORPORATION, a Delaware corporation (“Parent Borrower”), (ii) LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Technologies”), and (iii) LIQUIDIA PAH, LLC, a Delaware limited liability company (“Liquidia PAH” and, together with Parent Borrower and Technologies, jointly and severally, individually and collectively, “Borrower”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 26, 2021, evidenced by, among other documents, that certain Loan and Security Agreement dated as of February 26, 2021, between Borrower and Bank (as may be amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.            DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.            DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.8 thereof:

“              6.8         Financial Covenant – Cumulative Cash Burn. Have at all times, to be tested as of the last day of each calendar quarter, as measured cumulatively from January 1, 2021, Cash Burn for the period ending on the last day of such calendar quarter in an amount equal to at least the amount set forth in the table below corresponding to such period; provided, however, that, the amounts set forth below shall be increased by an amount equal to seventy-five percent (75.0%) of the aggregate net cash proceeds received by Borrower from the sale of Borrower’s equity securities on or after the Effective Date but on or prior to the last day of such calendar quarter.

Period Ending	Cumulative Cash Burn
March 31, 2021	$(10,500,000.00)
June 30, 2021	$(17,000,000.00)
September 30, 2021	$(23,000,000.00)
December 31, 2021	$(28,500,000.00)
March 31, 2022	$(33,500,000.00)
June 30, 2022, and for the period ending on the last day of each calendar quarter thereafter	$(38,000,000.00)

Notwithstanding the foregoing, the financial covenant set forth in this Section 6.8 shall not be tested for any calendar quarter (such quarter, a “Tested Quarter”) (a) with respect to which Borrower maintained the Minimum Cash Balance at all times during the period commencing on the first day of such Tested Quarter through and including the date that is thirty (30) days after the last day of such Tested Quarter; provided, however that the financial covenant set forth in this Section 6.8 shall be tested for such Tested Quarter if Borrower does not maintain the Minimum Cash Balance during the period commencing on the date that is thirty-one (31) days after the last day of such Tested Quarter through and including the last day of the calendar quarter immediately following such Tested Quarter, or (b) ending on or after the Funding Date of the Term C Loan Advance.”

and inserting in lieu thereof the following:

“             6.8          Financial Covenant – Cumulative Cash Burn. Have at all times, to be tested as of the last day of each calendar quarter, as measured cumulatively from January 1, 2021, Cash Burn for the period ending on the last day of such calendar quarter in an amount equal to at least the amount set forth in the table below corresponding to such period; provided, however, that, (a) the amounts set forth below for any period ending after the Effective Date but on or prior to June 30, 2021 shall be increased by an amount equal to seventy-five percent (75.0%) of the aggregate net cash proceeds received by Borrower from the sale of Borrower’s equity securities on or after the Effective Date but on or prior to June 30, 2021 and (b) the amounts set forth below for any period ending after June 30, 2021 shall be increased by an amount equal to seventy-five percent (75.0%) of the aggregate net cash proceeds received by Borrower from the sale of Borrower’s equity securities after June 30, 2021 but on or prior to the last day of such calendar quarter.

Period Ending	Cumulative Cash Burn
March 31, 2021	$(10,500,000.00)
June 30, 2021	$(17,000,000.00)
September 30, 2021	$(56,104,283.00)
December 31, 2021	$(61,104,283.00)
March 31, 2022 and for the period ending on the last day of each calendar quarter thereafter	$(65,604,283.00)

Notwithstanding the foregoing, the financial covenant set forth in this Section 6.8 shall not be tested for any calendar quarter (such quarter, a “Tested Quarter”) (a) with respect to which Borrower maintained the Minimum Cash Balance at all times during the period commencing on the first day of such Tested Quarter through and including the date that is thirty (30) days after the last day of such Tested Quarter; provided, however that the financial covenant set forth in this Section 6.8 shall be tested for such Tested Quarter if Borrower does not maintain the Minimum Cash Balance during the period commencing on the date that is thirty-one (31) days after the last day of such Tested Quarter through and including the last day of the calendar quarter immediately following such Tested Quarter, or (b) ending on or after the Funding Date of the Term C Loan Advance.”

2	The Loan Agreement shall be amended by inserting the following new definitions, to appear alphabetically in Section 13.1 thereof:

“             “First LMA Effective Date” means August 26, 2021.”

“              “Litigation Financing Agreements” is defined in the definition of Permitted Indebtedness.”

3	The Loan Agreement shall be amended in the definition of Permitted Indebtedness appearing in Section 13.1 thereof by (i) deleting “and” appearing at the end of subsection (k), (ii) relettering subsection (l) as (m), and (iii) inserting the following new subsection (l) thereof:

“              (l)           Indebtedness incurred pursuant to (i) that certain Financing Agreement by and between Henderson SPV, LLC and RareGen, LLC dated as of June 4, 2020 or (ii) that certain Litigation Funding and Indemnification Agreement by and between PBM RG Holdings, LLC and RareGen, LLC, dated as of November 17, 2020, in the case of (i) and (ii) each as in effect as of the First LMA Effective Date or as amended with Bank’s prior written consent (collectively, the “Litigation Financing Agreements”), so long as such Indebtedness is secured solely by the “Collateral” (as defined in the respective Litigation Financing Agreement); and”

B.	The Compliance Statement appearing as Exhibit B to the Loan Agreement is hereby deleted and replaced with the Compliance Statement attached as Schedule 1 hereto.

4.            FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.            PERFECTION CERTIFICATES.

A.	Parent Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Parent Borrower dated as of August 26, 2021 (the “Parent Borrower Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Parent Borrower provided to Bank in the Parent Borrower Perfection Certificate have not changed, as of the date hereof.

B.	Technologies hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Technologies dated as of August 26, 2021 (the “Technologies Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Technologies provided to Bank in the Technologies Perfection Certificate have not changed, as of the date hereof.

C.	Liquidia PAH hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Liquidia PAH dated as of August 26, 2021 (the “Liquidia PAH Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Liquidia PAH provided to Bank in the Liquidia PAH Perfection Certificate have not changed, as of the date hereof.

Borrower and Bank hereby acknowledge and agree that all references in the Loan Agreement to the “Perfection Certificate” shall mean and include, collectively, the Parent Borrower Perfection Certificate, the Technologies Perfection Certificate and the Liquidia PAH Perfection Certificate.

6.            CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.            RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.            RELEASE BY BORROWER.

A.	FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.	By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.	This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1	Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2	Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

3	The terms of this Loan Modification Agreement are contractual and not a mere recital.

4	This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5	Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9.            CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.            COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first written above.

BORROWER:

LIQUIDIA CORPORATION

By:	/s/ Michael Kaseta
Name: Michael Kaseta
Title: Chief Financial Officer

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Michael Kaseta
Name: Michael Kaseta
Title: Chief Financial Officer

LIQUIDIA PAH, LLC

By:	/s/ Michael Kaseta
Name: Michael Kaseta
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Michael McMahon
Name: Michael McMahon
Title: Director

Schedule 1

EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:
FROM:	LIQUIDIA CORPORATION, LIQUIDIA TECHNOLOGIES, INC. and LIQUIDIA PAH, LLC

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Financial Statements	Monthly within 30 days	Yes No
Quarterly Compliance Statement	Quarterly within 30 days	Yes No
10-K and unqualified opinion from auditor	FYE within 90 days	Yes No
10-Q	Quarterly within 45 days	Yes No
8-K and other SEC filings	Within 5 days after filing with SEC	Yes No
Board Approved Projections	Within 60 days following FYE, and as amended/updated	Yes No

Financial Covenant	Required		Actual	Complies
Maintain as indicated:
Cumulative Cash Burn (tested quarterly)	$	*	$	Yes No

* As set forth in Section 6.8 of the Agreement. Not tested for any Tested Quarter (a) with respect to which Borrower maintained the Minimum Cash Balance at all times during the period commencing on the first day of such Tested Quarter through and including the date that is 30 days after the last day of such Tested Quarter; provided, however that the cumulative Cash Burn financial covenant shall be tested for such Tested Quarter if Borrower does not maintain the Minimum Cash Balance during the period commencing on the date that is 31 days after the last day of such Tested Quarter through and including the last day of the calendar quarter immediately following such Tested Quarter, or (b) ending on or after the Funding Date of the Term C Loan Advance.

Other Matters

Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Statement.	Yes	No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

Schedule 1 to Compliance Statement

Financial Covenant of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

I.            Cumulative Cash Burn (Section 6.8) (tested quarterly on a cumulative basis from January 1, 2021)

Required: __________ (see chart below)

Period Ending	Cumulative Cash Burn*
March 31, 2021	$(10,500,000.00)
June 30, 2021	$(17,000,000.00)
September 30, 2021	$(56,104,283.00)
December 31, 2021	$(61,104,283.00)
March 31, 2022 and for the period ending on the last day of each calendar quarter thereafter	$(65,604,283.00)

Actual:

A.	Net Income		$

B.	To the extent included in the determination of Net Income
	1.	Depreciation	$

	2.	Amortization	$

	3.	Non-cash stock compensation expenses	$

	4.	Non-cash items approved by Bank in writing on a case-by-case basis in its sole discretion	$

	5.	The sum of lines 1 through 4	$

C.	Capital expenditures		$

D.	Cash Burn (line A plus line B.5 minus line C)		$

Is line D equal to or greater than the amount set forth above?

__________  No, not in compliance        _________ Yes, in compliance        __________N/A **

* The amounts set forth in the above table shall be increased by an amount equal to seventy-five percent (75.0%) of the net cash proceeds received by Borrower from the sale of Borrower’s equity securities after June 30, 2021 but on or prior to the last day of such Tested Quarter.

** Not tested for any Tested Quarter (a) with respect to which Borrower maintained the Minimum Cash Balance at all times during the period commencing on the first day of such Tested Quarter through and including the date that is 30 days after the last day of such Tested Quarter; provided, however that the cumulative Cash Burn financial covenant shall be tested for such Tested Quarter if Borrower does not maintain the Minimum Cash Balance during the period commencing on the date that is 31 days after the last day of such Tested Quarter through and including the last day of the calendar quarter immediately following such Tested Quarter, or (b) ending on or after the Funding Date of the Term C Loan Advance.